Exhibit 99.1

Cognex Authorizes New Stock Buyback Program

NATICK, Mass.--(BUSINESS WIRE)--March 3, 2022--Cognex Corporation (NASDAQ: CGNX) today announced that the company’s Board of Directors has authorized the purchase of up to $500 million of Cognex common stock in open market transactions or otherwise, subject to market conditions and other relevant factors. Cognex recently completed its previous repurchase program, which was a $200 million program authorized in March 2020.

The Board also reauthorized Cognex to establish Rule 10b5-1 trading plans that allow the company to repurchase shares at times when it might otherwise be prevented from doing so by securities laws or because of self-imposed trading blackout periods.

The Cognex repurchase program is primarily intended to help reduce share dilution associated with the company’s equity-based incentive compensation plans, which the company believes are instrumental in its ability to recruit, motivate, and retain the highest caliber employees.

About Cognex

Cognex Corporation designs, develops, manufactures, and markets a wide range of image-based products, all of which use artificial intelligence (AI) techniques that give them the human-like ability to make decisions on what they see. Cognex products include machine vision systems, machine vision sensors, and barcode readers that are used in factories and distribution centers around the world where they eliminate production and shipping errors.

Cognex is the world's leader in the machine vision industry, having shipped more than 3 million image-based products, representing over $9 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe, and Asia. For details, visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These statements are based on our current estimates and expectations as to prospective events and circumstances, which may or may not be in our control and as to which there can be no firm assurances given. These forward-looking statements, which include statements regarding business and market trends, future financial performance, the expected impact of the COVID-19 pandemic on our assets, business and results of operations, customer demand and order rates and timing of related revenue, managing supply shortages, delivery lead times, future product mix, research and development activities, sales and marketing activities, new product offerings, capital expenditures, investments, liquidity, dividends and stock repurchases, strategic and growth plans, and estimated tax benefits and expenses and other tax matters, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) the reliance on key suppliers to manufacture and deliver quality products; (2) the inability to obtain components for our products; (3) the failure to effectively manage product transitions or accurately forecast customer demand; (4) the ability to manage disruptions to our distribution centers; (5) the inability to design and manufacture high-quality products; (6) the impact, duration, and severity of the COVID-19 pandemic, including the availability and effectiveness of vaccines; (7) the loss of, or curtailment of purchases by, large customers in the logistics industry; (8) information security breaches; (9) the inability to protect our proprietary technology and intellectual property; (10) the inability to attract and retain skilled employees and maintain our unique corporate culture; (11) the technological obsolescence of current products and the inability to develop new products; (12) the failure to properly manage the distribution of products and services; (13) the impact of competitive pressures; (14) the challenges in integrating and achieving expected results from acquired businesses; (15) potential disruptions in our business systems; (16) potential impairment charges with respect to our investments or acquired intangible assets; (17) exposure to additional tax liabilities; (18) fluctuations in foreign currency exchange rates and the use of derivative instruments; (19) unfavorable global economic conditions; (20) business disruptions from natural or man-made disasters or public health issues; (21) economic, political, and other risks associated with international sales and operations; and (22) our involvement in time-consuming and costly litigation; and the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2021. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Contacts

Susan Conway
Investor Relations
+1 508-650-3353
Susan.conway@cognex.com